UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	April 27, 2011
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, Illinois 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, A. M. Castle & Co. (the “Company”) is filing this amendment to its Form 8-K originally filed on May 3, 2011 (the “Original Report”) for the sole purpose of disclosing the Company’s decision as to how frequently it will include a non-binding advisory vote on the compensation of executives in its proxy materials. Except as set forth in this amendment, the disclosure contained in the Original Report remains unchanged.

Item 5.07   Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Report, more than a majority of the shares voting at the Company’s annual meeting of stockholders held on April 28, 2011, on Proposal 3 (the non-binding advisory vote on the frequency of the advisory vote on executive compensation) voted for the Company to hold such votes on an annual basis.  In light of the voting results and other factors, the Board of Directors of the Company determined at its meeting on July 28, 2011, that the Company will hold advisory say-on-pay votes on an annual basis until the next required non-binding advisory vote on the frequency of stockholder votes on executive compensation. The next required non-binding advisory vote regarding the frequency interval will be in six years, although an earlier vote regarding such frequency interval may be held at the Board’s discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

August 1, 2011	By:	/s/ Robert J. Perna
Robert J. Perna
Vice President, General Counsel & Secretary